                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 1996 with respect to the financial statements of Citicasters Inc. included in the Registration Statement (Form S-3) and related Prospectus of Jacor Communications, Inc. for the registration of Liquid Yield Option Notes having an aggregate principal amount of $232,300,000 at maturity in 2011.

                                          ERNST & YOUNG LLP

Cincinnati, Ohio
April 11, 1996